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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                           MILGRAY ELECTRONICS, INC.
                                       BY

                              ME ACQUISITION, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF

                             BELL INDUSTRIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates
("Shares Certificates") evidencing shares of common stock, par value $.25 per share (the "Shares"), of Milgray Electronics, Inc., a New York corporation (the
"Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Harris Trust Company of New
York, as Depositary (the "Depositary"), on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

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           By Mail:                 By Overnight Courier:                By Hand:
      Wall Street Station        77 Water Street, 4th Floor           Receive Window
         P.O. Box 1010               New York, NY 10005         77 Water Street, 5th Floor
    New York, NY 10268-1010                                            New York, NY
                                 By Facsimile Transmission:
                              (for Eligible Institutions Only)
                                       (212) 701-7636
                                       (212) 701-7637
                                    Confirm by Telephone:
                                       (212) 701-7624
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA
FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Guarantee on the reverse side must be completed.
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Ladies and Gentlemen:

     The undersigned hereby tenders to ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of Bell Industries, Inc., a California corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 4, 1996 (the "Offer to Purchase"), and the related
Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the aggregate number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

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Number of Shares: ___________________________    Name(s) of Record Holder(s):
Certificate Nos. (if available): ____________    _______________________________
_____________________________________________    _______________________________
                                                      (Please Print)

Check ONE box if Shares will be tendered by      Address(es): __________________
book-entry transfer:                             _______________________________
[ ] The Depository Trust Company                                      (Zip Code)
[ ] Philadelphia Depository Trust Company
                                                 Area Code and Tel. No.: _______
Account Number: _____________________________    Signature(s): _________________
Dated: ______________________________________    _______________________________
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion
Program or the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message (as defined in Section 3 of the Offer to Purchase) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal within three National Association of Securities Dealers, Inc.
Automated Quotation System National Market trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary (or an Agent's Message in connection with a book-entry transfer of shares) within the time period shown herein.
Failure to do so could result in financial loss to such Eligible Institution.

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Name of Firm: ___________________________        _______________________________
                                                     (Authorized Signature)
Address: ________________________________        Title: ________________________
_________________________________________
                               (Zip Code)        Date: _________________________
Area Code and Tel. No.: _________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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